UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 21, 2012

StemCells, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7707 Gateway Blvd, Suite 140, Newark, CA	94560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 510.456.4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 5, 2009, StemCells, Inc. (the “Company”) entered into a sales agreement (the “2009 Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”) pursuant to which the Company had the option to sell up to $30,000,000 of its common stock, from time to time, in at-the-market offerings, and on December 21, 2012, the Company and Cantor entered into an amendment to the 2009 Sales Agreement (the “Amendment”). Between June 2009 and November 2012, the Company sold common stock under the sales agreement worth approximately $26.7 million, leaving approximately $3.3 million available to sell as of December 2012. The Amendment raises the dollar amount of shares available to sell under the 2009 Sales Agreement back to $30 million (the “Shares”). Sales of common stock pursuant to the 2009 Sales Agreement, as amended, will occur in at-the-market offerings under the Company’s registration statement on Form S-3 (Registration No. 333-170300) or any successor registration statement. A prospectus supplement relating to the sale of Shares pursuant to the 2009 Sales Agreement, as amended, has been filed with the Securities and Exchange Commission.

We are filing certain exhibits with this Current Report on Form 8-K, including the Amendment and an opinion to the Company from Ropes & Gray LLP, counsel to the Company, regarding the validity of the Shares to be sold pursuant to the 2009 Sales Agreement, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Amendment No. 1 to the Sales Agreement between StemCells, Inc. and Cantor Fitzgerald & Co. dated December 21, 2012.

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 28, 2012	StemCells, Inc.

/s/ Rodney K. B. Young
Name: Rodney K. B. Young Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Description

1.1	Amendment No. 1 to the Sales Agreement between StemCells, Inc. and Cantor Fitzgerald & Co. dated December 21, 2012.

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above).